UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2014

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On January 15, 2014, Celsion Corporation, a Delaware corporation (“Celsion”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which Celsion agreed to sell, in a registered offering, an aggregate of 3,603,604 shares of its common stock, par value $0.01 per share (“Common Stock”), and warrants to purchase up to 1,801,802 shares of Common Stock, for an aggregate purchase price of approximately $15 million (the “Offering”). The shares of Common Stock and warrants will be sold in units, with each unit consisting of one share of Common Stock, a Series A warrant to purchase 0.25 share of Common Stock and a Series B warrant to purchase 0.25 share of Common Stock. Each unit will be sold at a purchase price of $4.1625. Each Series A warrant will be exercisable at any time on or after its issuance date and until the five-year anniversary of the issuance date. Each Series B warrant will be exercisable at any time on or after its issuance date and until the one-year anniversary of the issuance date. Each warrant has an exercise price of $4.10 per share.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Under the Purchase Agreement, Celsion is prohibited, for a period of nine months after the closing, from effecting or entering into an agreement to issue Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock to the extent such issuance or sale involves certain variable conversion, exercise or exchange prices or such agreement provides for sale of securities at a price to be determined in the future.

The Offering will be made pursuant to Celsion’s previously filed and effective registration statement on Form S-3 (File No. 333-183286), the base prospectus dated September 14, 2012 filed as part of such registration statement, and the prospectus supplement filed by Celsion with the Securities and Exchange Commission on January 21, 2014.

On January 14, 2014, Celsion amended its letter agreement previously entered into with H.C. Wainwright & Co., LLC (“HCW”) on May 30, 2013, pursuant to which the term of the letter agreement was extended to June 30, 2014 and HCW will serve as the exclusive investment bank for Celsion during such term in connection with the proposed offerings by Celsion of its registered or unregistered securities, including the Offering, in consideration of a cash placement fee equal to 7.5% of the aggregate purchase price for the securities sold in such offerings.

The foregoing descriptions of the Purchase Agreement, the warrants and the amendment to the letter agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1, 4.2 and 1.1, respectively, which are incorporated herein by reference.

Item 8.01               Other Events.

On January 21, 2014, Celsion closed the Offering, in which it has issued 3,603,604 shares of Common Stock and warrants to purchase up to 1,801,802 shares of Common Stock to certain institutional investors. Celsion has received net proceeds from the Offering of approximately $13.8 million. HCW was the placement agent in the Offering.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Amendment Agreement dated as of January 14, 2014, by and between Celsion Corporation and H.C. Wainwright & Co., LLC.
4.1	Form of Series A Common Stock Purchase Warrant.
4.2	Form of Series B Common Stock Purchase Warrant.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Securities Purchase Agreement dated as of January 15, 2014, by and among Celsion Corporation and the purchasers named therein.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
23.2	Consent of Stegman & Company, independent registered public accounting firm for Celsion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: January 21, 2014	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment Agreement dated as of January 14, 2014, by and between Celsion Corporation and H.C. Wainwright & Co., LLC.
4.1	Form of Series A Common Stock Purchase Warrant.
4.2	Form of Series B Common Stock Purchase Warrant.
5.1	Opinion of O’Melveny & Myers LLP.
10.1	Securities Purchase Agreement dated as of January 15, 2014, by and among Celsion Corporation and the purchasers named therein.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).
23.2	Consent of Stegman & Company, independent registered public accounting firm for Celsion Corporation.